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                                   Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

 TITLE                                             STATE OF INCORPORATION
 -----                                             ----------------------

 UBC Holding Company, Inc.                              West Virginia

 United Bank, Inc.                                      West Virginia

 United Brokerage Services, Inc.                        West Virginia

 United Real Estate Property Services, Inc.             West Virginia

 United Venture Fund, Inc.                              West Virginia

 George Mason Bankshares, Inc.                          Virginia

 United Bank                                            Virginia

 George Mason Mortgage, LLC                             Virginia

 Excel Title Corporation                                Virginia

 GMBS Capital Management Co.                            Nevada

 GMBS Investment Co., LLC                               Nevada

 UBC Capital Management, Co.                            Nevada

 UBC Investment Co., LLC                                Nevada

 United Asset Management Corp.                          Nevada

 United Loan Management Co.                             Nevada

 Century Capital Trust I                                District of Columbia

 United Statutory Trust I                               Connecticut

 United Statutory Trust II                              Delaware

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